Exhibit 10.6

CONFIDENTIALITY AND

NON-COMPETITION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 10th day of July, 2007, by Perfect Circle Projectiles, LLC, an Illinois limited liability company (“PCP”), and certain key employees of PCP party hereto (“Employees”), for the benefit of PCP Acquisition, Inc., a Colorado corporation, and its successors and assigns (collectively, the “Company”).

R E C I T A L S:

A.          The Company is in the business of developing, marketing and selling various products and services developed for the security and surveillance industry (the “Company Business”).

B.           Prior to the date hereof, PCP has conducted as part of its overall business the manufacture and sale of spherical shaped projectiles, as described in Schedule D of the Asset Purchase Agreement between the parties (the “Business”).

C.          PCP, the Company, Gary E. Gibson and Security With Advanced Technology, Inc. are parties to an Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which PCP will sell and transfer to the Company, and the Company will purchase and assume from PCP, the Assets (as defined in the Purchase Agreement) that are used or useful in connection with the PCP Business.

D.          In order to prevent the improper use of confidential and proprietary information relating to the Assets and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Assets which were acquired by the Company, PCP and each Employee agree that limitations must be imposed on their right to compete with the Company.

E.            As consideration for and as a condition to the closing of the transactions contemplated by the Purchase Agreement, PCP and the Employees shall have entered into certain other agreements, as applicable, including, but not limited to this Agreement.

F.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the Company acquiring the Assets the parties agree as follows:

SECTION 1 - NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)         “Confidential Information” means information, not generally known, that is proprietary exclusively to the Business, including without limitation:

1)

“Proprietary Rights” means, with respect to the Business, worldwide industrial and intellectual property rights and all rights associated therewith, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications and designs;

2)	the financial and accounting data, sales records, profit and loss and other performance reports, pricing manuals, selling and pricing procedures relating to the Business;

3)	the vendor and supplier information relating to the Business;

4)	confidential information of the clients of the Business.

(b)           PCP and each Employee hereby agrees not to directly or indirectly disclose any Confidential Information to any third party without the prior written consent of the Company or as required by applicable law. PCP and each Employee further agrees not to use, directly or indirectly, any Confidential Information for the benefit of PCP, any Employee, or any third party in competition with the Business. Confidential Information does not include any of the items in this Section which are or become publicly known and made generally available through no wrongful act of PCP or any Employee, or of others who PCP or any Employee did not know and had no reasonable basis for knowing were under confidentiality obligations as to the item or items involved.

SECTION 2 - RESTRICTIONS AGAINST COMPETITION.

In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business which were acquired by the Company, PCP and each Employee hereby agrees that for a period of six years, except in the case of Michael Varacins such period shall be two years, after the date of this Agreement, PCP, each Employee, and any of their respective Subsidiaries (as hereinafter defined) will not, directly or indirectly, on their own behalf or in the service or on behalf of others:

a)	solicit any client of the Business as of the date hereof, for the purpose of obtaining the business of such client anywhere in the world, in competition with the Business;

b)

advise or recommend to any other person that such person solicit any client of the Business as of the date hereof, for the purpose of obtaining the business of such client anywhere in the world, in competition with the Business;

c)	solicit any prospective client of the Business as of the date hereof, for the purpose of obtaining the business of such client anywhere in the world, in competition with the Business;

d)

advise or recommend to any other person that such person solicit any prospective client of the Business as of the date hereof, for the purpose of obtaining the business of such client anywhere in the world, in competition with the Business;

e)

engage in the Business anywhere in the world in competition with the Business. PCP and the Employees shall be deemed to be engaged in the Business if PCP, any Employee, or any affiliate directly or indirectly controlled by PCP or any Employee (a “Subsidiary”) shall engage in any portion of the Business, whether for their own account or for that of any other person or entity, and whether as a shareholder, member, partner, investor possessing any ownership interest in any such entity, consultant, independent contractor or in any other capacity.

The phrase “prospective client” shall mean those businesses or persons with whom any representative of the Company had substantial and extended actual and personal contact during the 12-month period immediately preceding the date hereof, including developing sales strategies, marketing information and proposals, and negotiating providing services to such prospective clients, with respect to the Business.

PCP and each Employee agrees that it is reasonable to restrict PCP’s and the Employees competition during the time period described above in the entire geographic area of the world and that the restrictions set forth in this Agreement (including, but not limited to, the period of restriction, activity and geographic area set forth) are fair and reasonable and are necessarily required for the protection of the interests of the Company and to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business acquired, owned, licensed or otherwise held by the Company.

SECTION 3 - ENFORCEMENT OF RESTRICTIONS.

PCP and each Employee understands and agrees that its access to the Confidential Information and clients of the Business makes such restrictions both necessary and reasonable.

PCP and each Employee agrees with the Company that if PCP or any Employee shall violate any of the terms of this Agreement, then the Company shall be entitled to injunctive relief, and such remedy shall be in addition to and not in limitation of any rights or remedies to which the Company is or may be entitled to at law or in equity.

The parties agree that the covenants contained in Sections 1 and 2 of this Agreement are independent of one another and are severable. In the event any part of the covenants contained in Section 1 or 2 of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. If any provisions of these covenants relating to the time period, activity and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods, activities or areas which such court deems reasonable and enforceable, the parties agree that the court making such a determination shall have the power to reduce the time period, activity and/or area of restriction to the maximum time period, activity and/or area which such court deems reasonable and enforceable.

SECTION 4 - CONSIDERATION.

The execution and delivery of this Agreement are conditions to the obligation of the Company to consummate the transactions contemplated in the Purchase Agreement, which the Company would not do absent this Agreement.

SECTION 5 - ATTORNEY REVIEW.

PCP and each Employee acknowledge that it was advised and encouraged to review this Agreement with its attorneys before signing it. To the extent, if any, that PCP or any Employee desired, PCP or any Employee has taken advantage of this right. PCP and each Employee acknowledge that it has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.

SECTION 6 - SUCCESSORS, ASSIGNS AND THIRD PARTY BENEFICIARIES.

This Agreement is not assignable by PCP or any Employee, on one hand, or the Company, on the other hand, without the prior written consent of the other party; provided, however, in the case of assignment by the Company, the consent of PCP and the Employees shall not be unreasonably withheld so long as the Company gives PCP (on behalf of itself and the Employees) 30 days advance notice of such proposed assignment. This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 7 - MISCELLANEOUS.

This Agreement, the Purchase Agreement and the related agreements contemplated therein constitute the entire agreement between the parties hereto and supersede any prior understanding or agreements among them respecting the subject matter hereof. Except as otherwise set forth in this Agreement, the Purchase Agreement and the related agreements contemplated therein, there are no extraneous representations, arrangements, understandings, or agreements, oral or written, among the parties hereto, except those fully expressed herein or therein. No amendments or modifications to the terms of this Agreement shall be made unless made in writing and signed by all the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions. The existence of any claim or cause of action by PCP or any Employee against the Company, whether based upon this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by the Company.

SECTION 8 - HEADINGS.

The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

SECTION 9 - APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof.

SECTION 10 - ARBITRATION.

The parties will arbitrate any dispute arising under this Agreement pursuant to the terms of Section 9.12 of the Purchase Agreement.

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                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

PCP Acquisition, Inc.

By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

PCP:

Perfect Circle Projectiles, LLC

By:	/s/ Gary E. Gibson
Gary E. Gibson
Manager

EMPLOYEES:

By:	/s/ Gary E. Gibson
Name:	Gary E. Gibson

By:	/s/ Michael Varacins
Name:	Michael Varacins

By:	/s/ Mary Gibson
Name:	Mary Gibson